UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 12, 2013, Carter Validus Mission Critical REIT, Inc. (the “Company”), through a wholly-owned subsidiary of Carter/Validus Operating Partnership, LP, its operating partnership, entered into an agreement with Carter Validus Properties, LLC (the “Assignor”), an affiliated entity of the Company, to assume all of the Assignor’s right, title and interest in a Purchase Agreement (as amended, the “Purchase Agreement”) with BellSouth Telecommunications, LLC, a Georgia limited liability company d/b/a AT&T Tennessee (the “Seller”), which is not affiliated with the Company, its advisor or affiliates, for the purchase of 100% of the Seller’s interest in a 347,515 square foot data center (the “AT&T Tennessee Data Center”), located on approximately forty-five acres of land in the Nashville, Tennessee metropolitan area, for a purchase price of $109,220,000, plus closing costs. The acquisition was funded by net proceeds from the Company’s ongoing initial public offering.

In connection with the acquisition, the Company paid an acquisition fee of $2,184,400, or 2% of the purchase price, to its advisor, Carter/Validus Advisors, LLC. The Company believes the AT&T Tennessee Data Center is adequately insured.

The AT&T Tennessee Data Center was constructed in 1975 with significant additions from 1980 to 1982 to expand the building to its current size. On November 12, 2013, the Company entered into a lease with AT&T Services, Inc. (“AT&T Services”). The lease is guaranteed by another wholly-owned subsidiary of AT&T, Inc., AT&T Teleholdings, Inc. The tenant has deposited $1.7 million of restricted cash in the Company’s controlled escrow reserve account for future capital improvements and renovations. The Company will release the escrow funds to the tenant upon completion of such capital improvements.

The following table shows the current effective annual rental income, lease expiration and renewal options for the sole tenant of the AT&T Tennessee Data Center:

			Base Rent
	Square	Current Annual	per Square	Lease Term		Renewal
Tenant(2)	Feet	Base Rent(1)	Foot	Beginning	Ending	Options
AT&T Services (3)	347,515	$ 7,645,330	$ 122.00	11/12/13	10/31/23	3/10 yr

(1)	Rent increases annually by 2% of the then current annual base rent.
(2)	The tenant entered into a net lease pursuant to which the tenant is required to pay all operating expenses and capital expenditures of the building.
(3)	The tenant is a wholly-owned subsidiary of AT&T, Inc. (“AT&T”). AT&T has a Standard & Poor credit rating of A-.

While the acquisition of the AT&T Tennessee Data Center is individually insignificant for purposes of the reporting requirements of Form 8-K, the property is related to the Company’s prior acquisition of the AT&T Wisconsin Data Center, and the two properties are significant in the aggregate.

Item 8.01	Other Events

On November 15, 2013, the Company acquired the remaining noncontrolling interests in the Philadelphia Data Center for a total cost of $18,750,000. As a result, the Philadelphia Data Center is a wholly-owned property of the Company.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements.

It is not practical to provide the financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits

10.1	Purchase Agreement, dated September 27, 2013, between BellSouth Telecommunications, LLC and Carter Validus Properties, LLC

10.2	First Amendment to Purchase Agreement, dated October 30, 2013, between BellSouth Telecommunications, LLC and Carter Validus Properties, LLC

10.3	Second Amendment to Purchase Agreement, dated November 4, 2013, between BellSouth Telecommunications, LLC and Carter Validus Properties, LLC

10.4	Assignment of Real Estate Sale Contract, dated November 12, 2013, between Carter Validus Properties, LLC and DC-402 Franklin Road, LLC

10.5	Lease Agreement, dated November 12, 2013, between DC-402 Franklin Road, LLC, as Lessor, AT&T Services, Inc., as Lessee, and AT&T Teleholdings, Inc., as Guarantor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: November 18, 2013	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer